UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/23/2005

ASI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-6428

NV	88-0105586
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

980 American Pacific Drive, #111, Henderson, NV 89014
(Address of Principal Executive Offices, Including Zip Code)

702-734-1888
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 3.02.    Unregistered Sales of Equity Securities

On June 22, 2005 we issued an aggregate of 750,000 shares of our common stock to four parties for conversion of $225,000 of outstanding demand notes owed to the parties by the Company. The demand notes represented previous cash loaned to the Company. The issuance of the common stock was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) thereof and a restrictive legend has been placed on the certificates issued.

The family trust of President and Director, Jerry E. Polis, was issued 250,000 of the above shares for conversion of $75,000 of demand notes representing previous cash advances to the Company.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

99.1 Form of Stock Purchase Agreement dated effective June 22, 2005 between the Company and demand noteholders exchanging $225,000 of notes for common stock

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ASI Technology Corporation

Date: June 23, 2005.	By:	/s/ JERRY E POLIS
JERRY E POLIS
PRESIDENT

Exhibit Index

Exhibit No.	Description
EX-99.1	Form of Stock Purchase Agreement